Exhibit 1.1

EXECUTION VERSION

May 6, 2014

MEAD JOHNSON NUTRITION COMPANY

$500,000,000 4.60% SENIOR NOTES DUE 2044

UNDERWRITING AGREEMENT

May 6, 2014

Citigroup Global Markets Inc.

Goldman, Sachs & Co.

J.P. Morgan Securities LLC

Morgan Stanley & Co. LLC

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Goldman, Sachs & Co.

200 West Street

New York, New York 10282

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Ladies and Gentlemen:

Mead Johnson Nutrition Company, a Delaware corporation (the “Company”), proposes to issue and sell to the several underwriters named in Schedule I hereto (the “Underwriters”), for whom you are acting as managers (the “Managers”), $500,000,000 principal amount of its 4.60% Senior Notes due 2044 (the “Securities”).  The Securities will be issued under the indenture dated as of November 1, 2009, between the Company and The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Trustee”), as supplemented by a Second Supplemental Indenture, to be dated as of May 13, 2014, between the Company and the Trustee (together, the “Indenture”).

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement, including a prospectus, (file number 333-194345) on Form S-3, relating to securities (the “Shelf Securities”), including the Securities, to be issued from time to time by the Company.  The registration statement as amended to the date of this Agreement, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or Rule 430B under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement,” and the related prospectus covering the Shelf Securities dated March 6, 2014 is hereinafter referred to as the “Basic Prospectus.”  The Basic Prospectus, as supplemented by the prospectus supplement specifically relating to the Securities in the form first used to confirm sales of the

Securities (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus,” and the term “preliminary prospectus” means any preliminary form of the Prospectus.  For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the documents identified in Schedule II hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person.  As used herein, the terms “Registration Statement,” “Basic Prospectus,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein on the date hereof.  The terms “supplement,” “amendment,” and “amend” as used herein with respect to the Registration Statement, the Basic Prospectus, the Time of Sale Prospectus, any preliminary prospectus or the Prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein.

1.      Representations and Warranties.  The Company represents and warrants to and agrees with each of the Underwriters that:

(a)           The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.  If the Registration Statement is an automatic shelf registration statement as defined in Rule 405 under the Securities Act, the Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) eligible to use the Registration Statement as an automatic shelf registration statement and the Company has not received notice that the Commission objects to the use of the Registration Statement as an automatic shelf registration statement.

(b)           (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Time of Sale Prospectus or the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) each part of the Registration Statement, when such part became effective, did not contain, and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement as of the date hereof does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iv) the Registration Statement and the Prospectus comply, and as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (v) the Time of Sale Prospectus does not, and at the time of each sale of the Securities in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 4), the

Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (vi) the Prospectus, in the form used by the Underwriters to confirm sales and on the Closing Date (as defined below), will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (vii) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the representations and warranties set forth in this paragraph do not apply to (A) statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information furnished to the Company in writing by any Underwriter through the Managers expressly for use therein or (B) that part of the Registration Statement that constitutes the Statement of Eligibility (Form T-1) under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), of the Trustee.

(c)           The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act.  Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder.  Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder.  Except for the free writing prospectuses, if any, identified in Schedule II hereto, and electronic road show presentations, if any, each furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior written consent, prepare, use or refer to, any free writing prospectus.

(d)           The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing could not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the condition, financial or otherwise, earnings or business or operations of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”).

(e)           Each “significant subsidiary” of the Company, as defined in Rule 1-02(w) of Regulation S-X under the Exchange Act (each, a “Significant Subsidiary”) has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing could not reasonably be expected to have a Material Adverse Effect; all of the issued shares of capital stock of each Significant Subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are wholly owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims.  The subsidiaries listed on Annex A attached hereto are the only Significant Subsidiaries of the Company.

(f)            This Agreement has been duly authorized, executed and delivered by the Company.

(g)           The Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will be valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and equitable principles of general applicability, and will be entitled to the benefits of the Indenture.

(h)           The Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and equitable principles of general applicability.

(i)            The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the Indenture and the Securities will not contravene (i) any provision of applicable law or the certificate of incorporation or by-laws of the Company, (ii) any agreement or other instrument binding upon the Company or any of its Significant Subsidiaries except, in the case of this clause (ii), for such contraventions that could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or to materially and adversely affect the power or ability of the Company to perform its obligations under this Agreement, the Indenture and the Securities, or (iii) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any Significant Subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, the Indenture or the Securities, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Securities.

(j)            There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus.

(k)           There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject (i) other than proceedings accurately described in all material respects in the Time of Sale Prospectus and proceedings that could not reasonably be expected to have a Material Adverse Effect or to materially adversely affect the power or ability of the Company to perform its obligations under this Agreement, the Indenture and the Securities or (ii) that are required to be described in the Registration Statement or the Prospectus and are not so described; and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(l)            Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(m)          The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(n)           The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses as described in the Time of Sale Prospectus and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(o)           There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(p)           Except as described in the Time of Sale Prospectus, neither the Company nor any of its subsidiaries, nor to the knowledge of the Company, any director, officer or employee of the Company or any agent, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of any direct or indirect unlawful payment, benefit or giving of money, property, gifts or anything else of value, directly or indirectly, to any foreign or domestic government or regulatory official (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office); (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption laws; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit.  Except as described in the Time of Sale Prospectus, the Company and its subsidiaries and affiliates have conducted their businesses in compliance with applicable anti-bribery and anti-corruption laws and have instituted, maintain and enforce, and will continue to maintain and enforce policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein.

(q)           The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), the Currency and Foreign Transactions Reporting Act of 1970, as amended, and the applicable anti-money laundering statutes of jurisdictions where the Company or its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental or regulatory agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the Company’s knowledge, threatened.

(r)            (i) Neither the Company nor any of its subsidiaries, nor to the knowledge of the Company, any director, officer or employee of the Company or any agent, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries, is currently the subject or the target of any sanctions administered or enforced by the U.S. Government, (including, without limitation, the Department of the Treasury’s Office of Foreign Assets Control (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or

“blocked person”), the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject or the target of Sanctions, (including, without limitation, Burma/Myanmar, Cuba, Iran, North Korea, Sudan and Syria) (each, a “Sanctioned Country”); (ii) the Company will not directly or indirectly use the proceeds of the offering of the Securities, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person (A) to fund or facilitate any activities or business of or with any person or in any country or territory that, at the time of such funding or facilitation, is the subject or the target of Sanctions; or (B) in any other manner that will result in a violation of Sanctions by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise); and (iii) for the past 5 years, the Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any person, or in any country or territory, that at the time of the dealing or transaction is or was the subject or target of Sanctions or with any Sanctioned Country.

(s)            Subsequent to the respective dates as of which information is given in each of the Time of Sale Prospectus and Prospectus, (i) the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (ii) there has not been any material change in the capital stock, or any material increase in consolidated debt of the Company and its subsidiaries, except in each case as described in each of the Time of Sale Prospectus and Prospectus, respectively.

(t)            The Company and its subsidiaries own or possess, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business as described in the Time of Sale Prospectus, and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could reasonably be expected to have a Material Adverse Effect.

(u)           The Company and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses as described in the Time of Sale Prospectus, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could reasonably be expected to have a Material Adverse Effect, except as described in the Time of Sale Prospectus.

(v)           The Company and its Significant Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i)

transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. generally accepted accounting principles (“GAAP”) and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement is accurate. Except as described in the Time of Sale Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(w)          The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(x)           All material federal, state, local and foreign tax returns required to be filed by the Company and its Significant Subsidiaries through the date hereof have been filed and all taxes shown on such returns have been paid.  All material taxes due or claimed to be due from the Company and its Significant Subsidiaries have been paid, other than taxes currently payable without penalty or interest and taxes being contested in good faith and by appropriate proceedings and, in each case, for which adequate reserves have been established on the books and records of the Company and its Significant Subsidiaries in accordance with generally accepted accounting principles.  No material tax deficiency has been proposed, asserted or, to the knowledge of the Company, threatened against the Company or any of its Significant Subsidiaries or any of their respective properties or assets.

(y)           Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is maintained, administered or contributed to by the Company for employees or former employees of the Company has to the Company’s knowledge been maintained in material compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended (the “Code”); no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption; and for each such plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no “accumulated funding deficiency” as defined in Section 412 of the Code has been incurred, whether or not waived.

(z)           The financial statements, together with the related notes and schedules, included or incorporated by reference in the Time of Sale Prospectus and the

Prospectus fairly present, in all material respects, the financial position and the results of operations and changes in financial position of the Company and its consolidated subsidiaries at the respective dates or for the respective periods therein specified.  Such statements and related notes and schedules have been prepared in accordance with GAAP applied on a consistent basis throughout the periods involved except as may be set forth in the related notes included in the Time of Sale Prospectus.  The financial statements, together with the related notes and schedules, included in the Time of Sale Prospectus and the Prospectus comply as to form, in all material respects, with the applicable accounting requirements of the Securities Act.

(aa)         Deloitte & Touche LLP, who have audited certain financial statements and related schedules of the Company and its consolidated subsidiaries and delivered their report with respect to the audited financial statements of the Company included in the Time of Sale Prospectus and the Prospectus is an independent registered public accounting firm with respect to the Company within the meaning of Article 2-01 of Regulation S-X and the Public Company Accounting Oversight Board (United States).

(bb)         No Significant Subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Significant Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Significant Subsidiary from the Company or from transferring title to any of such Significant Subsidiary’s property or assets to the Company or any other subsidiary of the Company, except (i) as described in or contemplated by the Time of Sale Prospectus or (ii) in case of Significant Subsidiaries organized outside of the United States, the effects of foreign tax laws and monetary exchange policies.

2.      Agreements to Sell and Purchase.  The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective principal amount of Securities set forth in Schedule I hereto opposite its name at a purchase price of 98.590% of the principal amount of the Securities (the “Purchase Price”).

3.      Public Offering.  The Company is advised by you that the Underwriters propose to make a public offering of their respective portions of the Securities as soon after this Agreement has become effective as in your judgment is advisable.  The Company is further advised by you that the Securities are to be offered to the public upon the terms set forth in the Prospectus.

4.      Payment and Delivery.  Payment for the Securities shall be made by wire transfer to the Company in Federal or other funds immediately available in New York City against the delivery of such Securities for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on May 13, 2014, or at such other time on the same or such other date, not later than the fifth business day thereafter, as may be mutually agreed upon in writing by you and the Company.  The time and date of such payment are hereinafter referred to as the “Closing Date.”

The Securities shall be in definitive global form, and registered in the name of The Depository Trust Company (“DTC”) or its nominee.  The Securities shall be delivered to DTC on the Closing Date for the respective accounts of the several Underwriters with any transfer taxes payable in connection with the transfer of the Securities to the Underwriters duly paid, against payment of the Purchase Price therefor plus accrued interest, if any, to the date of payment and delivery.

5.      Conditions to the Underwriters’ Obligations.  The several obligations of the Underwriters to purchase and pay for the Securities on the Closing Date are subject to the following conditions:

(a)           Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i)            there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Company by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act; and

(ii)           there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus as of the date of this Agreement that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Securities on the terms and in the manner contemplated in the Time of Sale Prospectus.

(b)           The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 5(a)(i) and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date. The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c)           The Underwriters shall have received on the Closing Date an opinion and negative assurance letter from Mayer Brown LLP, outside counsel for the Company, substantially in the form of Exhibit A-1 and A-2.  Such opinion and negative assurance letter shall be rendered to the Underwriters at the request of the Company and shall so state therein.

(d)           The Underwriters shall have received on the Closing Date an opinion letter of William C. P’Pool, general counsel of the Company, dated the Closing Date, substantially in the form of Exhibit B hereto.

(e)           The Underwriters shall have received on the Closing Date an opinion and negative assurance letter of Davis Polk & Wardwell LLP, counsel for the Underwriters, dated the Closing Date, with respect to such matters as the Managers may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(f)            The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Deloitte & Touche LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(g)           The Underwriters shall have received, on each of the date hereof and the Closing Date, a certificate dated the date hereof or the Closing Date, as the case may be, signed by the Chief Financial Officer and the Controller of the Company in the form of Exhibit C hereto relating to the items marked on the copy of the Time of Sale Prospectus attached hereto.

6.      Covenants of the Company.  The Company covenants with each Underwriter as follows:

(a)           To furnish to you, without charge, a signed copy of the Registration Statement (including exhibits thereto and documents incorporated by reference therein) and to deliver to each of the Underwriters during the period mentioned in Section 6(e) or 6(f) below, as many copies of the Time of Sale Prospectus, the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(b)           Prior to the termination of the offering of the Securities, before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object (with the exception of any filing required by the Exchange Act).

(c)           To furnish to you a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which you reasonably object.

(d)           Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(e)           If the Time of Sale Prospectus is being used to solicit offers to buy the Securities at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the reasonable opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f)            If, during such period after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the reasonable opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Securities may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(g)           To endeavor to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request; provided that the Company shall not be required to (i) file a general consent to service of process in any jurisdiction; (ii) to qualify as a foreign corporation in any jurisdiction in which it is not so qualified; or (iii) subject itself to taxation in any jurisdiction it is not otherwise so subject.

(h)           To make generally available to the Company’s security holders and to you as soon as practicable an earning statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder, including Rule 158.

(i)            Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the Securities under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including the filing fees payable to the Commission relating to the Securities (within the time required by Rule 456 (b)(1), if applicable), all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Securities to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or legal investment memorandum in connection with the offer and sale of the Securities under state securities laws and all reasonable expenses in connection with the qualification of the Securities for offer and sale under state securities laws as provided in Section 6(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or legal investment memorandum, (iv) any fees charged by the rating agencies for the rating of the Securities, (v) the cost of the preparation, issuance and delivery of the Securities, (vi) the costs and charges of any trustee, transfer agent, registrar or depositary, and (vii) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section.  It is understood, however, that except as provided in this Section, Section 8, and the last paragraph of Section 10, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, transfer taxes payable on resale of any of the Securities by them and any advertising expenses connected with any offers they may make.

(j)            If the third anniversary of the initial effective date of the Registration Statement occurs before all the Securities have been sold by the Underwriters, prior to the third anniversary to file a new shelf registration statement and to take any other action necessary to permit the public offering of the Securities to continue without interruption; references herein to the Registration Statement shall include the new registration statement declared effective by the Commission;

(k)           The Company agrees that, without the prior written consent of the Managers on behalf of the Underwriters, they will not, during the period beginning on the date hereof and continuing to and including the Closing Date, offer, sell, contract to sell or otherwise dispose of any debt securities of the Company or warrants to purchase or otherwise acquire debt securities of the Company substantially similar to the Securities (other than (i) the sale of the Securities under this Agreement, or (ii) commercial paper issued in the ordinary course of business).

(l)            To prepare a final term sheet relating to the offering of the Securities, containing only information that describes the final terms of the Securities or the offering in a form consented to by the Managers, and to file such final term sheet within the period required by Rule 433(d)(5)(ii) under the Securities Act following the date the final terms have been established for the offering of the Securities.

7.      Covenants of the Underwriters.  (a) Each Underwriter severally covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

(b) Each Underwriter, severally and not jointly, represents, warrants and agrees with respect to offers and sales outside the United States that:

(i)            in relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), an offer to the public of any of the Securities may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any of the Securities may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State: (a) to any legal entity which is a qualified investor as defined in the Prospectus Directive; (b) to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives for any such offer; or (c) in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of the Securities shall require us or any Underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any Securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Securities to be offered so as to enable an  investor to decide to purchase or subscribe for the Securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State and the expression ‘‘2010 PD Amending Directive’’ means Directive 2010/73/EU;

(ii)           the Prospectus has not been approved by or registered with the and Futures Commission of Hong Kong or the Registrar of Companies of Hong Kong. The Securities may not be offered or sold by means of any document other than (a) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (b) to

‘‘professional investors’’ within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (c) in other circumstances which do not result in the document being a ‘‘prospectus’’ within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the Securities may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Securities which are or are intended to be disposed of only to persons outside Hong Kong or only to ‘‘professional investors’’ within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

(iii)          the Securities have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the “Financial Instruments and Exchange Law”) and each underwriter has agreed that it will not offer or sell any Securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan;

(iv)          the Prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the Prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Securities may not be circulated or distributed, nor may the Securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (1) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (2) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (3) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Securities are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the Securities under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

(v)           each Underwriter has represented and agreed that: (a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of the Securities in circumstances in which Section 21(1) of the FSMA does not apply to the Company; and (b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom.

8.      Indemnity and Contribution.  (a) The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any broadly available road show, or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances under which they were made not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission made therein in reliance upon and in conformity with information relating to an Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

(b)           Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, officers and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, broadly available road show, or the Prospectus or any amendment or supplement thereto, it being understood and agreed that the only such information furnished by any Underwriter consists of the information set forth in (i) the third paragraph of text under the caption “Underwriting” on page S-13 of the Prospectus; (ii) the third sentence of the seventh paragraph of text under the caption “Underwriting” on page S-13 of the Prospectus; and (iii) the first paragraph of text under the caption “Underwriting” on page S-14 of the Prospectus.

(c)           In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding.  In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred.  Such firm shall be designated in writing by the Managers, in the case of parties indemnified pursuant to Section 8(a), and by the Company, in the case of parties indemnified pursuant to Section 8(b).  The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.  Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(d)           To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims,

damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Securities (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters bear to the aggregate initial public offering price of the Securities as set forth in the Prospectus.  The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Underwriters’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective principal amount of Securities they have purchased hereunder, and not joint.

(e)           The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f)            The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company contained in this

Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Securities.

9.      Termination.  The Underwriters may terminate this Agreement by notice given by you to the Company, if  after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange or the NASDAQ Global Market (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Securities on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

10.    Effectiveness; Defaulting Underwriters.  This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase Securities that it has or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the Securities to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the principal amount of Securities set forth opposite their respective names in Schedule I bears to the aggregate principal amount of Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the principal amount of Securities that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one-ninth of such principal amount of Securities without the written consent of such Underwriter.  If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Securities and the aggregate principal amount of Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Securities to be purchased on such date, and arrangements satisfactory to you and the Company for the purchase of such Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company.  In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in

any other documents or arrangements may be effected.  Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

11.    Entire Agreement.  (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Securities, represents the entire agreement between the Company and the Underwriters with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Securities.

(b)           The Company acknowledges that in connection with the offering of the Securities: (i) the Underwriters have acted at arms length, are not agents of, and owe no fiduciary duties to, the Company or any other person asserting a fiduciary duty claim on behalf of or in right of the Company, including its stockholders, employees or creditors, (ii) the Underwriters owe the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Company.  The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Securities.

12.    Counterparts.  This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

13.    Applicable Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

14.    Headings.  The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

15.    Notices.  All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to you in the care of (i) Citigroup Global Markets Inc., 388 Greenwich Street, New York, NY 10013, Attention: General Counsel, facsimile: (212) 816-7912, (ii) Goldman, Sachs & Co., 200 West Street, New York, NY 10282, Attention: Registration Department, facsimile: (212) 902-9316, (iii) J.P. Morgan Securities LLC, 383 Madison Avenue, New York, NY

10179, Attention: Investment Grade Syndicate Desk — 3rd floor, facsimile: (212) 834-6081, (iv) Morgan Stanley & Co. LLC, 1585 Broadway, 29th Floor, New York, NY 10036, Attention: Investment Banking Division, facsimile: (212) 507-8999; and if to the Company shall be delivered, mailed or sent to 2701 Patriot Boulevard, Glenview, Illinois 60226, Attention: General Counsel.

Very truly yours,

MEAD JOHNSON NUTRITION
COMPANY

By:	/s/ William P’ Pool
Name: William P’ Pool
	Title:	Senior Vice President, General Counsel and Secretary of Mead Johnson Nutrition Company

Accepted as of the date hereof Citigroup Global Markets Inc. Goldman, Sachs & Co. J.P. Morgan Securities LLC Morgan Stanley & Co. LLC

Acting severally on behalf of themselves and the several Underwriters named in Schedule I hereto

Citigroup Global Markets Inc.

By:	/s/ Brian D. Bednarski
Name: Brian D. Bednarski
Title: Managing Director

Goldman, Sachs & Co.

By:	/s/ Adam Greene
Name: Adam Greene
Title: Vice President

J.P. Morgan Securities LLC

By:	/s/ Sam Bhattacharyya
Name: Sam Bhattacharyya
Title: Vice President

Morgan Stanley & Co. LLC.

By:	/s/ Yurij Slyz
Name: Yurij Slyz
Title: Executive Director

[Signature Page to Underwriting Agreement]

SCHEDULE I

Underwriter	Principal Amount of Securities To Be Purchased

Citigroup Global Markets Inc.	$100,000,000
Goldman, Sachs & Co.	$75,000,000
J.P. Morgan Securities LLC	$100,000,000
Morgan Stanley & Co. LLC	$125,000,000
HSBC Securities (USA) Inc.	$25,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$25,000,000
Mitsubishi UFJ Securities (USA), Inc.	$25,000,000
Barclays Capital Inc.	$12,500,000
RBC Capital Markets, LLC	$12,500,000
Total	$500,000,000

SCHEDULE II

Time of Sale Prospectus

1.             Preliminary prospectus supplement filed May 6, 2014

2.             Pricing term sheet dated May 6, 2014

EXHIBIT A-1

OPINION OF MAYER BROWN LLP

The opinion of the counsel for the Company, to be delivered pursuant to Section 5(c) of the Underwriting Agreement shall be to the effect that:

A.    The Company is validly existing as a corporation in good standing under the laws of the State of Delaware, with all necessary corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus.

B.    The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

C.    The Securities have been duly authorized by the Company and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law), and will be entitled to the benefits of the Indenture.

D.    The Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law) and except as rights to indemnification may be limited by applicable law and public policy considerations.

E.        The execution and delivery by the Company of, and the performance by the Company of its obligations under, the Underwriting Agreement, the Indenture and the Securities (i) do not contravene the certificate of incorporation or by-laws of the Company, (ii) do not result in a breach of or constitute a default under the express terms and conditions of any material agreement listed in Item 15 of the Company’s most recent Annual Report on Form 10-K (the “Material Agreements”), and (iii) will not violate any law, rule or regulation of the United States of America, the State of New York or the General Corporation Law of the State of Delaware that in our experience is normally applicable to general business corporations in relation to transactions of the type contemplated by the Underwriting Agreement (collectively, “Applicable Law”).  The opinion of such counsel in clause (ii) of the preceding sentence relating to the Material Agreements does not extend to compliance with any financial ratio or any limitation in any contractual restriction expressed in a dollar amount or any amount expressed in another currency.  Such counsel may note that certain of the Material Agreements are governed by laws other than laws of the State of New York, the federal laws of the United States of America and the General Corporation Law of the State of Delaware; the opinions of such counsel expressed herein are based solely upon such counsel’s understanding of the plain language of such agreements, and such counsel does not express any opinion with respect to the validity, binding nature or enforceability of any such agreement, and such counsel does not assume any responsibility with respect to the effect on the opinions or statements set forth herein of any interpretation thereof inconsistent with such understanding.

F.     No consent, approval, authorization or order of, or qualification with, any United States Federal, New York State, or, to the extent required under the General Corporation Law of the State of Delaware, Delaware governmental authority is required under Applicable Law for the performance by the Company of its obligations under the Underwriting Agreement, the Indenture or the Securities, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Securities.

G.    The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

H.    The statements relating to legal matters or documents included in (1) the Time of Sale Prospectus and the Prospectus under the captions “Description of Notes” and, to the extent applicable to the Securities, “Description of Debt Securities,” in each case fairly summarize in all material respects such matters or documents.

I.     The statements in each of the Time of Sale Prospectus and the Prospectus under the caption “Material U.S. Federal Income Tax Consequences,” insofar as such statements constitute a summary of the United States federal tax laws referred to therein, are true, correct and complete in all material respects.

J.     In the opinion of such counsel (1) each document filed pursuant to the Exchange Act and incorporated by reference in the Time of Sale Prospectus or the Prospectus (except for the financial statements and financial schedules and other financial data included therein, as to which such counsel need not express any opinion) appeared on its face to be appropriately responsive as of its filing date in all material respects to the requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder, and (2) the Registration Statement and the Prospectus (except for the financial statements and financial schedules and other financial data included therein and except for that part of the Registration Statement that constitutes the FormT-1, as to which such counsel need not express any opinion) appear on their face to be appropriately responsive in all material respects to the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder.

EXHIBIT A-2

NEGATIVE ASSURANCE LETTER OF MAYER BROWN LLP

Ladies and Gentlemen:

This letter is being furnished to you pursuant to Section 5(c) of the Underwriting Agreement, dated as of May 6, 2014 (the “Underwriting Agreement”), by and between Mead Johnson Nutrition Company (the “Company”) and Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Goldman, Sachs & Co. and Morgan Stanley & Co. LLC, as managers of the several underwriters named in Schedule I to the Underwriting Agreement (the “Underwriters”), relating to the purchase by the Underwriters from the Company of $500,000,000 aggregate principal amount of its 4.60% Notes due 2044 (the “Securities”).  For purposes of this letter, “Effective Date” shall mean the most recent effectiveness of the Registration Statement with respect to the Underwriters pursuant to, and within the meaning of, Rule 430B(f)(2) under the Securities Act and “Time of First Sale” shall mean the time that the Underwriting Agreement was executed, which with your permission we have assumed to be 3:00 p.m. (Chicago time) on May 6, 2014.  Capitalized terms used but not defined herein shall have the meaning given to such terms in the Underwriting Agreement.

We have acted as special counsel to the Company in connection with the above transaction.  In that connection we have reviewed the Registration Statement, the Time of Sale Prospectus and the Prospectus and participated in discussions with representatives of the Company, its independent registered public accounting firm, representatives of the Underwriters and counsel for the Underwriters regarding the contents of such documents and related matters.  We did not participate in the preparation of the documents incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

The purpose of our professional engagement was not to establish or to confirm factual matters set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus, and we have not undertaken to verify independently any of such factual matters.  Moreover, many of the determinations required to be made in the preparation of the Registration Statement, the Time of Sale Prospectus and the Prospectus involve matters of a non-legal nature.

Subject to the foregoing, we confirm to you that, in the course of performing the services referred to above, nothing came to our attention that caused us to believe that:

1.             The Registration Statement, as of the Effective Date, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

2.             The Time of Sale Prospectus, as of the Time of First Sale, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

3.             The Prospectus, as of its date and as of the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

provided, however, that we do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Time of Sale Prospectus, or the Prospectus, except as otherwise specifically provided in paragraphs     and     in our opinion of today’s date addressed to you, and we do not express any belief with respect to the financial statements and financial schedules or other financial data, contained in, incorporated by reference into or omitted from the Registration Statement, the Time of Sale Prospectus and the Prospectus or with respect to the Statement of Eligibility on Form T-1.

This letter is furnished by us pursuant to Section 5(c) of the Underwriting Agreement, is solely for your benefit in your capacity as managers of the several underwriters and is not to be used, quoted or otherwise relied upon by any other person (including any person that acquires the Securities from you) or by you for any other purpose, or filed or furnished to any governmental agency or any other person, without our prior written consent.

Sincerely,

Mayer Brown LLP

EXHIBIT B

OPINION OF GENERAL COUNSEL OF THE COMPANY

The opinion of the general counsel of the Company, to be delivered pursuant to Section 5(d) of the Underwriting Agreement shall be to the effect that:

A.    The Company has been duly incorporated and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

B.    Each Significant Subsidiary of the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the issued shares of capital stock of each Significant Subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable, and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims.

C.    The execution and delivery by the Company of, and the performance by the Company of its obligations under, the Underwriting Agreement, the Indenture and the Securities will not contravene, to the best of such counsel’s knowledge, (i) any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or, (ii) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary.

D.    After due inquiry, such counsel does not know of any legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject other than proceedings fairly summarized in all material respects in the Time of Sale Prospectus and proceedings that such counsel believes are not likely to have a material adverse effect on the Company and its subsidiaries, taken as a whole, or on the power or ability of the Company to perform its obligations under the Underwriting Agreement, the Indenture or the Securities or to consummate the transactions contemplated thereby.

E.    The statements relating to legal matters, documents or proceedings included in the Time of Sale Prospectus and the Prospectus under the caption “Item 3 - Legal Proceedings” of the Company’s most recent annual report on Form 10-K and in “Part II - Other Information - Item 1 - Legal Proceedings” of any quarterly report on Form 10-Q included or incorporated by reference in the Time of Sale Prospectus and in the Prospectus, in each case fairly summarize in all material respects such matters, documents or proceedings.

F.     Subject to the foregoing, in the course of performing the services referred to above, nothing came to such counsel’s attention that caused such counsel to believe that:

1.     The Registration Statement, as of the Effective Date, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

2.     The Time of Sale Prospectus, as of 3:00 p.m. (Chicago time) on May 6, 2014, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

3.     The Prospectus, as of its date and as of the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

provided, however, that such counsel need not express any belief with respect to the financial statements and financial schedules or other financial data, contained in, incorporated by reference into or omitted from the Registration Statement, the Time of Sale Prospectus and the Prospectus or with respect to the Statement of Eligibility on Form T-1.

EXHIBIT C

Mead Johnson Nutrition Company

CERTIFICATE OF CHIEF FINANCIAL OFFICER AND CONTROLLER

The undersigned, Peter G. Leemputte, Executive Vice President and Chief Financial Officer of Mead Johnson Nutrition Company, a Delaware corporation (the “Company”), and Tom De Weerdt, Controller of the Company, hereby certify to Citigroup Global Markets Inc., Goldman, Sachs & Co., J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC (collectively, the “Representatives”), as representatives of the several underwriters named in Schedule I to the Underwriting Agreement dated May 6, 2014 between the Company and the Representatives, that (a) to the best of our knowledge after due inquiry, during the period of Deloitte & Touche LLP’s (“Deloitte”) engagement by the Company, Deloitte was independent within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934; (b) we have read each of the items marked on the attached copy of the Time of Sale Prospectus, including the Preliminary Prospectus Supplement [and the Final Prospectus Supplement]*, dated May 6, 2014, the documents incorporated by reference therein and compared each such item with the corresponding amount, or verified the arithmetic accuracy of each such item based upon amounts or percentages, included in the Company’s unaudited condensed financial statements and notes thereto for the applicable periods, and found them to in agreement; and (c) no facts have come to our attention that have caused us to believe that the unaudited condensed financial statements referred to in (b) above (i) are not prepared in accordance with generally accepted accounting principles in the United States on a basis substantially consistent with that of the financial statements of the Company audited by Deloitte and included or incorporated by reference in the Time of Sale Prospectus, including the Preliminary Prospectus Supplement [and the Final Prospectus Supplement]* or (ii) do not fairly present, in all material respects, the financial condition and results of operations of the Company for the applicable periods.

* To be inserted in certificate to be delivered at closing.

ANNEX A

LIST OF SIGNIFICANT SUBSIDIARIES

Mead Johnson & Company, LLC

Mead Johnson B.V.

Mead Johnson Nutricionales de México, S. de R.L. de C.V.

Mead Johnson Nutrition (Asia Pacific) Pte. Ltd.

MJN Holdings (Netherlands) B.V.